Exhibit 99.1

Covanta and Green Investment Group to Break Ground on First UK Energy-from-Waste Project in Joint Development Pipeline

Financial close reached on the Earls Gate Energy Centre in Grangemouth, Scotland

MORRISTOWN, NJ, December 18, 2018 - Covanta Holding Corporation (NYSE: CVA) ("Covanta"), a world leader in sustainable waste management and renewable energy, today announced financial close of the Earls Gate Energy Centre (“Earls Gate”) with strategic development partner Green Investment Group (GIG). Covanta and GIG will each hold a 25 percent equity ownership in the project, with co-investor and developer Brockwell Energy owning the remaining 50 percent stake.

“With today’s announcement we mark our entry into the UK market alongside GIG, following on the heels of our very successful partnership on the Dublin project earlier this year,” said Covanta’s President and Chief Executive Officer, Stephen J. Jones. “Earls Gate is the first of four advanced development projects in the UK to reach financial close, with the Rookery South, Protos and Newhurst projects lined up close behind. We are very pleased with our partnership with GIG and expect it to continue to add meaningful value as we bring additional projects to market. Our expectation remains that these UK projects alone will provide $40 to $50 million in incremental annual free cash flow to Covanta when they are all fully operational.”

A combined heat and power facility located in Grangemouth, Scotland, Earls Gate is a well-structured project with long-term waste and energy contracts. Each year, the facility will prevent approximately 216,000 tonnes of mixed household, commercial and industrial waste that cannot be recycled from entering landfills. Instead, the waste will be used as fuel to generate low-carbon heat and power that will be supplied to a co-located industrial site host.

Construction of the facility will be led by Constructions Industrielles de la Mediterranee (“CNIM”), which has deep experience in energy-from-waste construction, primarily in Europe and the UK, and is expected to take approximately 36 months to complete. CNIM will also provide operations and maintenance services when the project commences operations in late 2021. Covanta will provide technical oversight services during construction and operations.

Earls Gate Project and Covanta Investment Details

•	216,000 metric tonnes per year of waste processing capacity

•	21.5 megawatt equivalent generation capacity

•	75% of the waste secured under long-term agreements

•	100% of electricity and steam output under a long-term agreement with industrial site host

•	Total project cost of £210 million with approximately 70% financed through non-recourse project-based debt

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 22 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements.  For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company's 10-K, previously filed with the Securities and Exchange Commission.

Investor Contact	Media Contact

Dan Mannes	James Regan
1.862.345.5456	1.862.345.5216
IR@covanta.com